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                                                                     Exhibit 8.2




                   [Letterhead of Weil, Gotshal & Manges LLP]



                               November 26, 1997



Fieldcrest Cannon, Inc.
One Lake Circle Drive
Kannapolis, NC 28081


Ladies and Gentlemen:

                 In connection with the registration by Pillowtex Corporation, a Texas corporation ("Pillowtex"), of shares of Pillowtex Common Stock, par value $.01 per share, under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4, originally filed with the Securities and Exchange Commission (the "Commission") on September 29, 1997 (with all amendments thereto, including, without limitation, Amendment No. 3 filed with the Commission on November __, 1997, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                 In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger, dated as of September 10, 1997 (the "Merger Agreement"), among Pillowtex, Pegasus Merger Sub, Inc., a Delaware corporation, and Fieldcrest Cannon, Inc., a Delaware corporation, and the Registration Statement.

                 Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger (as such term is defined in the Merger Agreement) set forth in the Merger Agreement and the Registration Statement and (2) that the Merger is consummated in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement.

                 Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that the material federal income tax consequences of the Merger to holders of Fieldcrest Common Stock and Fieldcrest Preferred Stock are as follows: (i) the receipt by a Fieldcrest stockholder of the merger consideration (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights) in exchange for shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock will be a taxable transaction for federal income tax purposes; (ii) for federal income tax purposes, a stockholder will recognize gain (or loss) equal to the difference between (a) the sum of the amount of cash and the fair market value of the Pillowtex Common Stock received pursuant to the Merger and (b) the tax basis of the shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock exchanged pursuant to the Merger; (iii) gain (or loss) must be determined separately for each block of shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock (i.e., shares acquired at the same cost in a single transaction) converted to shares of Pillowtex Common Stock and cash in the Merger; (iv) assuming that such shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock constitute capital assets in the stockholder's hands, such gain (or loss) will be long-term gain (or loss) if, at the Effective Time, the shares of Fieldcrest Common Stock or Fieldcrest Preferred Stock were held for more than one year; (v) the recently enacted Taxpayer Relief Act of 1997 reduces the rate of federal income tax imposed on capital gains with respect to capital assets held more than 18 months by noncorporate taxpayers; and (vi) the basis of the Pillowtex Common Stock received pursuant to the Merger will be its fair market value at the time of the Merger, and the holding period thereof will begin on the day following the day on which the Effective Time occurs. We express no opinion as to any matter other than those specifically set forth herein.


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Fieldcrest Cannon, Inc.
November 26, 1997
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                 Our opinion is based on current provisions of the Internal
Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any change or inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "The Merger--Certain Federal Income Tax Consequences" in the Registration Statement.

                                             Very truly yours,

                                             /s/ Weil, Gotshal & Manges LLP